EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

I consent to the use in this Registration Statement on Form S-8 of BIMS Renewable Energy, Inc., of my report dated December 31, 2002 appearing in the 10-KSB which is incorporated by reference.

By:  /s/ Mark Cohen

       Mark Cohen C.P.A.

Hollywood, Florida

10/03/03